UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of earliest event reported:    January 10, 2000
Date of report:                     January 25, 2000

Commission             Registrant, State of Incorporation,    I.R.S. Employer
File Number              Address and Telephone Number         Identification No.

1-1443                 Central and South West Corporation      51-0007707
                       (A Delaware Corporation)
                       1616 Woodall Rodgers Freeway
                       Dallas, Texas 75202-1234
                       (214) 777-1000

0-346                  Central Power and Light Company         74-0550600
                       (A Texas Corporation)
                       539 North Carancahua Street
                       Corpus Christi, Texas 78401-2802
                       (512) 881-5300

1-3146                 Southwestern Electric Power Company     72-0323455
                       (A Delaware Corporation)
                       428 Travis Street
                       Shreveport, Louisiana 71156-0001
                       (318) 673-3000

0-340                  West Texas Utilities Company            75-0646790
                       (A Texas Corporation)
                       301 Cypress Street
                       Abilene, Texas 79601-5820
                       (915) 674-7000

GLOSSARY OF TERMS
The following abbreviations or acronyms used in this text are defined below:

Abbreviation or Acronym    Definition
CSW........................Central and South West Corporation, Dallas, Texas
CSW System.................CSW and its subsidiaries
Exchange Act...............Securities Exchange Act of 1934, as amended
Texas Commission...........Public Utility Commission of Texas
Texas Electric Operating
 Companies.................Central Power and Light Company, Southwestern
                           Electric Power Company and West Texas Utilities
                           Company











FORWARD-LOOKING INFORMATION
This report made by CSW and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Although CSW and each of its subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

- the impact of general economic changes in the United States and in countries in which CSW either currently has made or in the future may make investments,
- the impact of the proposed AEP Merger, including any regulatory conditions imposed on the merger or the inability to consummate the AEP Merger,
- increased competition and the restructuring of the electric utility industry in the United States,
- federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System generating and other assets,
-  timing and adequacy of rate relief,
-  adverse changes in electric load and customer growth,
-  climatic changes or unexpected changes in weather patterns,
-  changing fuel prices, generating plant and distribution facility performance,
-  decommissioning costs associated with nuclear generating  facilities,
- costs associated with any year 2000 computer related failure(s) within the CSW System, with the electric grid or with supplier(s) that adversely affect the CSW System, and
-  risks associated with hedging and other risk management techniques.

ITEM 5.  OTHER EVENTS

      Electric Utility Restructuring Legislation
      On January 10, 2000, CSW announced that it had filed with the Texas Commission its business separation plan required by Texas legislation on electric restructuring. The business separation plan describes the approach proposed by CSW to unbundle the activities of its Texas Electric Operating Companies into three entities. Although the plan is directed to meet the requirements of the Texas legislation, CSW expects the plan to meet the restructuring requirements which it anticipates will be enacted in Arkansas, Louisiana and Oklahoma. CSW stated that, based upon the experience of other utilities in Texas, its expected total cost to restructure the CSW System in implementing retail competition in its service territory could range from $100 million to $200 million.

      CSW's unbundling proposal envisions a two-stage structural separation. The first stage, which would be completed by January 1, 2002, includes the structural separation of the management and control of the transmission and distribution areas from the generation areas as well as the creation of a separate retail electric provider. The second stage, which would occur by January 1, 2008, includes the transfer of legal ownership of generating and transmission and distribution assets to the new entities. By that time, the operating staffs of the Texas Electric Operating Companies also will be transferred into the separate generating and transmission and distribution companies. CSW is asking the Texas Commission to provide a decision on an accelerated basis as to whether it will allow CSW to follow its proposed two-stage approach. CSW estimates that the two-stage approach could potentially save approximately $35 million of additional refinancing costs that likely would occur if the Texas Commission requires CSW to transfer legal ownership of the generating and transmission and distribution assets on or before January 1, 2002.

      A  copy of  excerpts of  CSW's  business  separation  plan is  included as
Exhibit 2.1 hereto and incorporated herein by reference. A copy of CSW's news release related to CSW's Business Separation Plan is included as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

(2) Plan of Acquisition, reorganization, arrangement, liquidation or succession.
2.1 - Cost Unbundling and Separation of Utility Business Activities, including Separation of Competitive Energy Services and Distributed Generation for Central Power and Light Company, Southwestern Electric Power Company and West Texas Utilities Company, January 2000.

(99)  Additional Exhibits
99.1 - News  release  dated  January 10, 2000 issued by CSW related to filing of
its  Business   Separation  Plan  required  by  Texas  legislation  on  electric restructuring.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CENTRAL AND SOUTH WEST CORPORATION

Date:  January 25, 2000

                        By: /s/ Lawrence B. Connors
                                Lawrence B. Connors
                        Controller and Chief Accounting Officer
                         (Principal Accounting Officer)



                        CENTRAL POWER AND LIGHT COMPANY
                        SOUTHWESTERN ELECTRIC POWER COMPANY
                        WEST TEXAS UTILITIES COMPANY


Date:  January 25, 2000

                        By: /s/ R. Russell Davis
                                R. Russell Davis
                        Controller and Chief Accounting Officer
                         (Principal Accounting Officer)